EXHIBIT 5.1
DLA Piper Rudnick Gray Cary US LLP
DLA Piper Rudnick Gray Cary US LLP
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
T 410.580.3000
F 410.580.3001
W www.dlapiper.com
May 17, 2006
Stinger Systems, Inc.
2701 North Rocky Point Drive, Suite 1130
Tampa, Florida 33607

Re:	Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as special Nevada counsel to Stinger Systems, Inc. a Nevada corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) registering 2,000,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”), issuable under the Stinger Systems, Inc. 2005 Stock Option/Stock Bonus Plan (the “Plan”).
     We have examined copies of the Company’s articles of incorporation and bylaws, as in effect on the date hereof, the Plan and all resolutions adopted by the Company’s Board of Directors relating to the authorization of the issuance of the Shares and such other records and documents that we have deemed necessary for the purpose of rendering this opinion. In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters material to this opinion, we have relied on statements and certificates of officers of the Company.
     Based upon the foregoing, we are of the opinion that the Shares issuable under the Plan have been duly authorized and, when issued, sold and delivered as authorized by the Board of Directors of the Company, will be validly issued, fully paid and non-assessable.
     The opinion set forth herein is limited to matters governed by the laws of the State of Nevada and no other opinion should be inferred beyond the matters expressly stated. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval.
Very truly yours,
/s/ DLA Piper Rudnick Gray Cary US LLP